SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest reported): February 27, 2004

                       Somerset International Group, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

            0-10854                                    13-27956-75
    (Commission File Number)               (IRS Employer Identification No.)

                            90 Washington Valley Road
                          Bedminster, New Jersey 07921
               (Address of Principal Executive Offices)(Zip Code)

                                 (908) 719-8909
              (Registrant's Telephone Number, Including Area Code)

                              ORS Automation, Inc.
                               152 Mockingbird Ct.
                             Three Bridges, NJ 08887
          (Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets

On February 27,2004, the Board of Directors of Somerset International Group, Inc. (`Somerset" or the "Company") authorized the Company to enter into an Agreement and Plan of Merger ("Agreement") with Somerset International Group, Inc., a New Jersey Corporation ("Somerset-New Jersey"). Pursuant to such Agreement, Somerset New Jersey will merge into Somerset, Somerset will be the surviving entity and the shareholders of Somerset New Jersey will receive shares in Somerset. The Agreement is conditioned upon a 1-21 reverse split to be undertaken by the Company and the merger will become effective after the effective date of such reverse split

Pursuant to such Agreement, Somerset's new business objective is to acquire profitable and near term profitable private small and medium sized businesses and maximizing the profitability of its acquired entities. The Shareholder value proposition that the Company seeks to create is twofold:



     1. By acquiring profitable and near term profitable companies that have been in business for more than four years, the Company creates value through scale and diversification of small and medium sized growth businesses.

     2. As a publicly traded entity, the Company is able to provide the acquired entities with access to capital for growth that was previously not available to them due to their size and private company status, which should significantly increase the value of these companies over the prices paid for them.

The Seller(s) value proposition that the Company seeks to address is also twofold:

     1. By selling to the Company the Seller(s) unlock value in their companies that they might not otherwise have the potential to do so by providing them with some liquidity or future liquidity.

     2. As a publicly traded entity, the Company is able to provide the Seller(s) with marketable securities as part or the entire purchase price that gives those Seller(s) the ability to share in the future appreciation of the Company.

The Company does not intend to use any equity or debt raised in order to build significant infrastructure for any of these companies, but will deploy some capital to enhance their growth if necessary. The Company will use its capital resources to acquire companies that can be driven towards the value-creation model described above.


The Company has executed a Letter of Intent to purchase one hundred percent (100%) of the issued and outstanding shares of a New Jersey based corporation that provides wireless personal security systems to campus and other facility environments. This company designs, manufactures, installs, and maintains these personal duress security systems for college and university campuses as well as mental health facilities, housing developments, and other locales where high traffic and crime potential exist and had unaudited revenue for 2003 over $2,000,000. No assurance can be given that this acquisition will be consummated. The Company is also in discussions to acquire several other businesses that management believes fit within the business model described above, however, no assurance can be given that such acquisitions will be consummated.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired:

         None

(b) Exhibits

Number   Exhibit

10.      Resolution authorizing the Agreement and Plan of Merger

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ORS Automation, Inc.

                                 By:/s/John X. Adiletta
                                    ------------------------
                                    John X. Adiletta
                                    President

March 3,2004